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                                 ACCESS CORPORATION
                CALCULATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                           AND COMMON SHARE EQUIVALENTS

                                YEAR ENDED APRIL 30
                                -----------------------------------------------------
                                  1993         1994        1995         1996      1997
                                --------------------------------------------------------------

Net earnings (loss) applicable to
Common Share and Common Share
Equivalents:
  Net earnings (loss) Before
  Cumulative Effect of change in
  Accounting Principle            ($182,731)    ($615,239)  $129,370     $205,021   (1,050,732)

Cumulative Effect as of May 1,1992
  of a change in the Accounting for
  income taxes, net of valuation
  allowance of $2,220,000          $730,000


 Preferred Dividend                                         ($64,685)    ($102,510)


  Net earnings (loss) applicable to
  Common Shares and Common
  Share Equivalents After
  Cumulative Effect and
  Preferred Dividend               $547,269     ($615,239)    $64,685     $102,511     (1,050,732)
                                   --------     ----------    -------    ---------    -----------
Calculation of primary net earnings
(loss) per Common Share and
Common Share Equivalents:
  Average number of Common Shares
  and Common Share Equivalents
  outstanding;                    4,865,559     4,865,559    4,865,559    4,865,559    4,865,559
                                 ----------    ----------    ---------    ----------   ----------

Average number of Common Shares
  and Common Share Equivalents
  outstanding;                   4,865,559      4,865,559    4,865,559    4,865,559    4,865,559
                                ----------     ----------   ----------    ----------  ----------
Primary net earnings (loss) per
  Common Share and Common Share
  Equivalent Before Cumulative
  Effect of change in Accounting
  Principle                        ($0.04)        ($0.13)        $0.01         $0.02      ($0.22)

Cumulative Effect of change in
  Accounting Principle per
  Common Shares and
  Common Share Equivalents          $0.15

Primary net earnings (loss) per Common
  Share and Common Share Equivalent
  After Cumulative Effect of change
  in Accounting Principle           $0.11         ($0.13)         $0.01         $0.02      ($0.22)


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